Exhibit 99.1

Amicus Therapeutics Announces Public

Offering of Common Stock

CRANBURY, NJ, July 12, 2017 — Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company at the forefront of therapies for rare and orphan diseases, today announced it has commenced a $225 million underwritten public offering of its common stock. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as joint book-running managers and BofA Merrill Lynch and Cowen are acting as co-lead managers for the proposed offering. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the final size or terms of the offering.

The Company expects to use the net proceeds of the offering for investment in the U.S. and international commercial infrastructure for migalastat HCl, investment in manufacturing capabilities for ATB200, the continued clinical development of its product candidates, research and development expenditures, clinical and pre-clinical trial expenditures, commercialization expenditures and for other general corporate purposes, which may include working capital, capital expenditures, the funding of in-licensing agreements for product candidates, additional technologies or other forms of intellectual property, the acquisition of assets or businesses that are complementary to the Company’s existing business and general and administrative expenses.

The securities described above are being offered by Amicus pursuant to a registration statement previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2016, which became automatically effective upon the filing thereof.  A preliminary prospectus supplement relating to the offering will also be filed with the SEC.  Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone number: 866-803-9204), or Goldman Sachs & Co. LLC, by mail, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by facsimile: 212-902-9316, by email: prospectus-ny@ny.email.gs.com; or by telephone: 866-471-2526.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq: FOLD) is a global biotechnology company at the forefront of therapies for rare and orphan diseases.  The Company has a robust pipeline of advanced therapies for a broad range of human genetic diseases.  Amicus’ lead programs in development include the small molecule pharmacological chaperone migalastat as a monotherapy for Fabry disease, SD-101 for Epidermolysis Bullosa (EB), as well as novel enzyme replacement therapy (ERT) and biologic products for Fabry disease, Pompe disease, and other rare and devastating diseases.

Forward-Looking Statements

Statements regarding the proposed public offering constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There can be no assurance that Amicus will be able to complete the proposed offering of common stock on acceptable terms, or at all.  Actual results or events may differ materially from those indicated by forward-looking statements as a result of various risks, uncertainties and important factors, including those set forth in the “Risk Factors” section in the preliminary prospectus supplement relating to the offering.  In addition, all forward-looking statements are subject to other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACTS:

Investors/Media:

Amicus Therapeutics

Sara Pellegrino, IRC

Senior Director, Investor Relations

spellegrino@amicusrx.com

(609) 662-5044

Media:

W2O Group

Brian Reid

breid@w2ogroup.com

(212) 257-6725

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